SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 17, 2002

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)
0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 5. OTHER EVENTS

On December 17, 2002, Rural Cellular Corporation, a Minnesota corporation (the “Company”), issued a press release announcing that the Nasdaq Listing Qualifications Panel has denied its request for continued listing of its common stock, par value $.01 per share (“Common Stock”). As a result, the Company’s Common Stock was delisted from the Nasdaq National Market effective at the opening of business on December 18, 2002 and is now quoted on the Over the Counter Bulletin Board under the symbol RCCC.OB. The Company expects to reconsider its listing options in the future, based upon its financial condition and stock price.

As previously reported, the Company received a Nasdaq Staff Determination letter on October 9, 2002, that the Company failed to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(b)(4) and, therefore, its common shares were subject to delisting from the Nasdaq National Market. As permitted by Nasdaq rules, the Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which was held on November 22, 2002.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

99.1 Rural Cellular Corporation, Inc. press release issued December 17, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: December 18, 2002